Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46953) pertaining to the Lynch Corporation 401 (k) Savings Plan of our report dated March 28, 2000 with respect to the consolidated financial statements and schedules of Lynch Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP


Stamford, Connecticut
March 28, 2000